Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Vitru Limited of our report dated March 28, 2020 relating to the financial statements of Treviso Empreendimentos, Participações e Comércio S.A., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes
Florianópolis, Brazil
August 24, 2020